With regard to the election of the following Class II Trustees by common and preferred shareholders of the Fund:

                                           # OF SHARES
--------------------------------------------------------------------------------
                                     IN FAVOR         WITHHELD
--------------------------------------------------------------------------------
Daniel L. Black                     28,393,096        655,222

With regard to the election of the following trustees by preferred shareholders of the Fund:

                                           # OF SHARES
--------------------------------------------------------------------------------
                                     IN FAVOR         WITHHELD
--------------------------------------------------------------------------------
Ronald A. Nyberg                       4,456             782
Michael A. Smart                       4,464             774

The other Trustees of the Fund whose terms did not expire in 2008 are Nicholas Dalmaso, Tracy V. Maitland, Gerald L. Seizert, Derek Medina and Randall C. Barnes.